Filed Pursuant to Rule 424(b)(7)
Registration No. 333-193646

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	26,042	$74.28	$1,934,400	$224.78

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on $74.28 per share of Common Stock as the average of the high and low prices of the shares reported on the NASDAQ Global Market on May 14, 2015.
(2)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus supplement

(To prospectus dated January 29, 2014)

26,042 shares

HeartWare International, Inc.

Common Stock

This prospectus supplement relates to the resale from time to time of 26,042 shares of HeartWare International, Inc. common stock, par value $0.001 per share (the “Common Stock”), by or on behalf of the Selling Stockholder named in this prospectus supplement.

The Selling Stockholder may sell the shares of Common Stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.” The Selling Stockholder may sell the shares in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not receive any of the proceeds from the sale of the Common Stock offered by this prospectus supplement.

Our shares of Common Stock trade on the NASDAQ Global Market under the symbol of “HTWR”. On May 14, 2015, the closing price of our Common Stock on the NASDAQ Global Market was $74.50 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

May 15, 2015

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which identifies the Selling Stockholder, describes the proposed plan of distribution and contains other specific terms of this offering of Common Stock for sale by the Selling Stockholder named herein. The second part is the prospectus, which is part of our Registration Statement on Form S-3 and contains more general information, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

You will find more information about us in the registration statement and the documents incorporated by reference herein. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission, or the SEC, for a more complete understanding of the document or matter. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our Common Stock. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” in this prospectus supplement.

We have not authorized anyone to provide any information or to make any representation other than contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement or accompanying prospectus or that any document incorporated by reference into this prospectus supplement or accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

HEARTWARE®, HVAD®, MVAD®, Pal™, CIRCULITE®, SYNERGY® and various company logos are the trademarks of the Company and its affiliates. All other trademarks and trade names mentioned in this prospectus are the property of their respective owners.

Unless otherwise noted, as used in this prospectus supplement or accompanying prospectus, “HeartWare,” “Company,” “we,” “us,” and “our” refer to HeartWare International, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain, or may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:

•	our ability to implement systemic improvements necessary to satisfactorily address the observations cited in the June 2, 2014 warning letter we received from the United States Food and Drug Administration (“FDA”);

•	our expectations with respect to submissions to and approvals from regulatory bodies, such as the FDA;

•	our ability to operate our business in compliance with regulatory requirements and to implement appropriate corrective and preventive actions;

•	our expectations with respect to our clinical trials, including timing, progress and outcomes of our clinical trials as well as approval of new clinical trials and continued access or supplemental protocols with respect to our existing clinical trials;

•	our expectations with respect to the integrity or capabilities of our intellectual property position;

•	our ability and plans to commercialize our existing products;

•	our ability and plans to develop and commercialize new products and the expected features, functionalities and benefits of these products;

•	our estimates regarding our capital requirements and financial performance, including earnings fluctuation and cash availability; and

•	our ability to manage the costs and achieve the benefits of our strategic initiatives including acquired companies and technologies.

Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, together with the information provided in our other periodic reports filed with the SEC and in this prospectus supplement or any free writing prospectus. Investors should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and consult their respective financial, legal or other professional advisers in relation to the subject matter herein and therein, especially as it pertains to our risks and uncertainties outlined in Part I, Item 1A. of our most recent Annual Report on Form 10-K as well as in Part II, Item 1A. of any of our quarterly reports since the date of the most recent annual report on Form 10-K, together with the information provided in our other public filings with the SEC.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in Part II, Item 1A. under the heading “Risk Factors” included in our Quarterly Reports on Form 10-Q filed thereafter which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

The risks and uncertainties described in the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in any offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder offered pursuant to this prospectus supplement.

SELLING STOCKHOLDER

On December 28, 2012, HeartWare, Inc., our wholly-owned subsidiary, entered into an agreement with Paul A. Spence, M.D. (the “Selling Stockholder”) and SCR, Inc., a Kentucky corporation (the “Patent Assignment and License Agreement”). Following satisfaction of a pre-specified milestone under the Patent Assignment and License Agreement, an additional 26,042 shares of common stock were issued to the Selling Stockholder on May 15, 2015 as further consideration of the assignment and license to HeartWare, Inc. of certain patents. The shares of common stock were issued without registration under the Securities Act, in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act. This prospectus supplement covers the resale from time to time by the Selling Stockholder of these shares in the manner contemplated under “Plan of Distribution.”

The Selling Stockholder may offer and sell all or any portion of the shares of Common Stock covered by this prospectus supplement from time to time. Because the Selling Stockholder may sell, transfer or otherwise dispose of all or a portion of the shares of Common Stock covered by this prospectus supplement in separate transactions from time to time, we cannot determine the number of such shares of Common Stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder in any particular offering or the amount or percentage of shares of Common Stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

On January 29, 2014, the Company issued 50,330 shares of Common Stock to the Selling Stockholder pursuant to the Patent Assignment and License Agreement. To the Company’s knowledge, the Selling Stockholder beneficially owned less than 1% of the Company’s total issued and outstanding shares of Common Stock on April 8, 2015.

DESCRIPTION OF THE SECURITIES OFFERED

Our Common Stock is listed on the NASDAQ Global Market under the symbol of “HTWR”. As of May 1, 2015, we had 25,000,000 shares of authorized Common Stock, of which 17,256,896 shares were outstanding. In March 2015, our board of directors approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 25,000,000 to 50,000,000, subject to approval by our stockholders at our annual meeting scheduled for June 4, 2015. For a further description of our Common Stock, please see “Description of Capital Stock” beginning on page 7 in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are registering the sale of the shares of Common Stock covered by this prospectus supplement in order to permit the Selling Stockholder to conduct public sales of these shares from time to time after the date of this prospectus supplement. We will not receive any of the proceeds of the sale of the Common Stock covered by this prospectus supplement. The Selling Stockholder may sell all or a portion of the Common Stock covered by this prospectus supplement from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers, the Selling Stockholder will be responsible for discounts or commissions. The shares may be sold by or for the account of the Selling Stockholder on the NASDAQ Global Market or any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, in private transactions or otherwise. These sales may be effected in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of the sale;

•	varying prices determined at the time of sale; or

•	prices determined on a negotiated or competitive bid basis.

The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder may decide to retain his shares and enter into derivative transactions in relation to those shares with broker-dealers or other financial institutions that may require the delivery of this prospectus supplement. These financial institutions may in turn engage in sales or other transactions of Common Stock in connection with their position in relation to those shares held by the Selling Stockholder, and deliver this prospectus supplement in connection with those sales or other transactions.

The Selling Stockholder also may resell all or a portion of the shares in transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, rather than under this prospectus supplement, provided that the requirements of Rule 144 are satisfied.

The Selling Stockholder will act independently of us in making decisions regarding the timing, manner, and size of each sale.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects transactions by selling the shares to or through broker-dealers or agents, those broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal. Compensation will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Conduct Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with IM-2440-1.

The Selling Stockholder and any broker-dealers or agents participating in the distribution of the Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such Selling Stockholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the Selling Stockholder to the extent the Selling Stockholder or its affiliated purchasers are engaged in a distribution within the meaning of Regulation M. Regulation M may also limit the market making activities in our Common Stock by persons participating in the distribution for a restricted period before the commencement of the distribution.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees; provided, however, that the Selling Stockholder will bear the expense of any broker’s commission, agency fee, underwriter’s discount or commission, or transfer taxes, if any.

Broker-dealers and agents who act for or engage in transactions with the Selling Stockholder, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

LEGAL MATTERS

Lawrence J. Knopf, Senior Vice President and General Counsel of HeartWare International, Inc., will pass upon the validity of the shares of common stock offered by this prospectus supplement. Mr. Knopf is paid a salary by the Company and participates in various employee benefit plans offered to its employees generally. Mr. Knopf holds equity incentive awards with respect to Common Stock of the Company valued at greater than $50,000.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus supplement by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our Common Stock covered by this prospectus supplement (except, in each case, unless otherwise stated, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the portions of our Proxy Statement for our 2015 Annual Meeting of Stockholders incorporated therein by reference) (filed March 2, 2015);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (filed May 1, 2015);

•	our Current Reports on Form 8-K filed February 25, 2015, April 16, 2015 and May 7, 2015;

•	our definitive proxy statement on Schedule 14A (filed April 30, 2015); and

•	the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A (Registration No. 001-34256), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on February 19, 2009, including any amendments or reports filed for purposes of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by references into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may also request a copy of the information we incorporate by reference in this prospectus supplement at no cost by writing to us at HeartWare International, Inc., Attention: Investor Relations, 500 Old Connecticut Path, Framingham, Massachusetts 01701, or by calling 1-508-739-0950.

Information is also available on our website at www.heartware.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus supplement.

PROSPECTUS

HeartWare International, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings or series and on terms that will be determined at the time of the offering, any combination of the securities described in this prospectus.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock is listed on the NASDAQ Global Market under the symbol “HTWR”.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 1 of this prospectus and in the applicable prospectus supplement before investing in any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2014

We have not authorized anyone to provide any information or to make any representation other than contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. We will file each prospectus supplement with the SEC. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. All summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read carefully that registration statement in its entirety, including any amendments, exhibits, schedules and supplements to that registration statement.

i

As used in this prospectus, “HeartWare,” “the Company,” “HeartWare Group,” “we,” “us” and “our” refer to HeartWare International, Inc. and its consolidated subsidiaries, HeartWare Pty. Limited, HeartWare, Inc., HeartWare GmbH, HeartWare (UK) Limited, HeartWare France, World Heart Corporation, World Heart, Inc., 7210914 Canada, Inc., World Heart, B.V., CircuLite, Inc., and Circulite GmbH, as well as other direct or indirect subsidiaries that may be established from time to time.

ii

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Part II, Item 1A. under the heading “Risk Factors” included in our Quarterly Reports on Form 10-Q thereafter which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities.

The risks and uncertainties described in any accompanying prospectus supplement and the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in any offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:

•	our expectations with respect to submissions and approvals to regulatory bodies, such as the United States Food and Drug Administration (“FDA”);

•	our expectations with respect to our clinical trials, including enrollment in, completion of, or outcomes of our clinical trials as well as approval of new clinical trials and continued access or supplemental protocols with respect to our existing clinical trials;

•	our expectations with respect to the integrity or capabilities of our intellectual property position;

•	our ability to commercialize our existing products;

•	our ability to develop and commercialize new products and the expected features and functionalities and possible benefits of these products;

•	our estimates regarding our capital requirements and financial performance, including earnings fluctuation and cash availability; and

•	our ability to manage the costs and achieve the benefits of our strategic initiatives.

Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, together with the information provided in our other periodic reports filed with the SEC and in any accompanying prospectus supplement or free writing prospectus. Investors should read the entire prospectus supplement and consult their respective financial, legal or other professional adviser in relation to the subject matter therein, especially as it pertains to our risks and uncertainties outlined in Part I, Item 1A. of our most recent annual report on Form 10-K as well as in Part II, Item 1A. of any of our quarterly reports since the date of the most recent annual report on Form 10-K, together with the information provided in our other public filings with the SEC.

HEARTWARE INTERNATIONAL, INC.

Overview

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 37 international countries. The device is also currently the subject of a U.S. clinical trial for destination therapy.

Corporate information

HeartWare International, Inc. was incorporated in Delaware on July 29, 2008 and became the successor issuer to HeartWare Limited, an Australian corporation, on November 13, 2008, as a result of the Australian Court approved redomiciliation of HeartWare Limited from Australia to Delaware. Prior to this date, HeartWare Limited was the ultimate parent company of the HeartWare Group and, following the redomiciliation, HeartWare International, Inc. became the ultimate parent company. In January 2009, HeartWare Limited was converted to an Australian private company and was renamed HeartWare Pty. Limited. We further discuss our corporate history under “Business—Corporate History”, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Our principal executive offices are located at 205 Newbury Street, Suite 101, Framingham, Massachusetts. Our telephone number is 1-508-739-0950. Our website address is www.heartware.com. We have included our website address in this prospectus as an inactive textual reference only. The information on, or that can be accessed through, our website is not part of this prospectus.

Trademarks

HEARTWARE®, HVAD®, MVAD®, PAL™, KRITON®, CircuLite® and Synergy® and various company logos are the trademarks of the HeartWare Group, in the United States, Europe, Australia and other countries. All other trademarks and trade names mentioned in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein are the property of their respective owners.

USE OF PROCEEDS

When we offer securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we currently anticipate using the net proceeds from the sale of any of the securities offered under this prospectus for general corporate purposes, which may include, without limitation, working capital, selling, general and administrative expenses, research and development expenses, business acquisitions, investments or other strategic alliances, payment of contingent consideration, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

We will not receive any proceeds from securities sold by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We did not record earnings for any of the years ended December 31, 2012, 2011, 2010, 2009 or 2008, or for the nine-month period ended September 30, 2013. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges. The following table sets forth, for each of the periods presented, the dollar amount of the deficiency of earnings available to cover fixed charges. For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, an estimate of the interest expense within rental expense, and amortization of debt discount and deferred financing costs. We did not pay preferred stock dividends during these periods.

	Nine Months Ended September 30, 2013	Fiscal Year Ended December 31,
		2012	2011	2010	2009	2008
	(In thousands)
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings to cover fixed charges	$(37,263)	$(87,718)	$(55,055)	$(29,397)	$(20,909)	$(23,764)

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements and any free writing prospectus we may issue, summarize material terms and provisions of the various types of securities that we may offer. When we, or one or more selling security holders to be identified in a prospectus supplement, offer to sell these securities, we will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We, or one or more selling security holders, may sell from time to time, in one or more offerings, any one or more of the following:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	units consisting of common stock, preferred stock, debt securities and/or warrants in any combination; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 27, 2014, there were 16,880,575 shares of our common stock outstanding held of record by 131 holders.

The following description of the material terms of our capital stock is intended as a summary only and is qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our Certificate of Incorporation and Bylaws, which are attached as Exhibits 3.1 and 3.2 to the Current Report on Form 8-K filed with the SEC on November 13, 2008, and which exhibits are incorporated by reference herein and our Form 8-A filed with the SEC on February 19, 2009, which is incorporated by reference herein.

Common stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive proportionally any dividends when and as declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.

Preferred stock

Our board of directors is authorized, without action by the stockholders and subject to any limitations prescribed by law, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Currently, no shares of preferred stock are designated or outstanding. The board of directors can fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.

Limitation on directors’ and officers’ liability

Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of our company, or is or was serving at our request as a director, officer, employee, partner, manager or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Certain provisions of our certificate of incorporation and bylaws

Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. Further, these provisions protect against an unsolicited proposal for our takeover that may affect the long-term value of our stock or that may otherwise be unfair to our stockholders. These include provisions:

•	establishing a classified board of directors, consisting of three classes of directors, and requiring that directors be removed only for cause;

•	authorizing our board of directors to issue from time to time any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting;

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; and

•	prohibiting stockholders from calling a special meeting of stockholders.

Section 203 of the Delaware general corporation law

We are also subject to Section 203 of the DGCL, which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Listing

Our shares of common stock trade on the NASDAQ Global Market under the symbol of “HTWR”.

Transfer agent and registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. Its address is 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior or subordinated and which may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The following description sets forth some general terms and provisions of the debt securities we may offer, but it is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities.

Any debt securities are expected to be issued, in one or more series, under an indenture dated as of December 15, 2010, as supplemented from time to time, between us and Wilmington Trust, National Association, as successor by merger with Wilmington Trust FSB, as trustee, or another trustee named in a prospectus supplement. The indenture is subject to any amendment or supplements that we may enter into from time to time as permitted under the indenture. The indenture will be qualified under the Trust Indenture Act of 1939 and is incorporated by reference to our Form 8-K filed December 15, 2010. This description is not complete and is subject to, and qualified in its entirety by reference to all of the provisions of the indenture, as supplemented, governing the debt securities.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of terms.

General

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers’ certificate or a supplemental indenture, if any, relating to that series.

If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

•	the maturity dates of the debt securities;

•	the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining the dates;

•	the places where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

•	the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•	the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

•	any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

•	the terms pursuant to which the debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other material terms of the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.

Under the indenture we will have the ability, without the consent of the holders, to issue debt securities with terms different from those of debt securities previously issued and to issue additional debt securities with the same terms as debt securities previously issued, in an aggregate principal amount determined by us; provided that if such additional debt securities are issued with the same CUSIP number as previously issued debt securities, such additional debt securities must be fungible with such previously issued debt securities for U.S. federal income tax purposes.

Conversion or exchange rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be described in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, merger or sale of assets

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that we may not consolidate with or merge into any other person, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) expressly assumes by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee the due and punctual payment of the principal of (and premium, if any) and interest on each series of outstanding securities and the performance of every covenant contained in the indenture; and

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture.

Events of default under the indenture

Unless we provide otherwise in the applicable prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities issued:

•	default in any payment of interest on any debt securities of that series when due and payable, if the default continues for a period of 30 days;

•	default in the payment of principal of any debt securities of that series when due and payable;

•	default in the deposit of any principal payment into the sinking fund, when and as due by the terms of any debt securities of that series and the indenture;

•	our failure to comply with our obligations under “—Consolidation, merger or sale of assets;”

•	our failure for 75 days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding has been received to comply with any of our other agreements contained in the indenture, the supplemental indenture for such series of debt securities or certificates representing the debt securities;

•	default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed, in excess of $25 million in the aggregate of us and/or any such subsidiary (it being understood that the amount of any indebtedness will be determined after giving effect to any prior repayment thereof) whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable if such declaration of acceleration is not rescinded or annulled within 10 days after we have received notice of such acceleration or (ii) constituting a failure to pay the principal of any such debt in excess of $25 million when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise if such default is not cured or waived within 10 days after the date when the payment was due; provided that in the case of clause (i), if such declaration of acceleration is annulled or rescinded or, in the case of clause (ii), if such default is cured or waived, the related event of default with respect to the debt securities of such series will be deemed to be cured for purposes of the indenture; or

•	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

•	a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the trustee if notice is given by the holders), may declare the unpaid principal of or premium, if any, and accrued interest, if any, on the debt securities of that series due and payable immediately.

The holders of a majority of the aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

•	payment of principal of or premium, if any, or interest on the debt securities; or

•	those covenants described under the subsection “—Modification of Indenture; Waiver” that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.

Any waiver shall cure the default or event of default.

Subject to the terms of the indenture (as supplemented), if an event of default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the trustee reasonable indemnity satisfactory to it. The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	such direction would not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction;

•	with respect to actions relating to the outstanding debt securities of any one series, such direction is not unduly prejudicial to the rights of holders of debt securities of such series not taking part in such direction; and

•	such direction would not involve the trustee in personal liability, as the trustee, upon being advised by counsel, shall reasonably determine.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and the holders have offered reasonable indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee does not institute a proceeding for 75 days thereafter, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within a specified period set forth in the applicable prospectus supplement after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of or premium, if any, or interest on the debt securities.

We will periodically file statements with the trustee regarding whether we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture.

Modification of the indenture; waiver

We and the trustee may, without the consent of the holders of the debt securities of any series issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants to the indenture or surrender of any of our rights, or add any rights for the benefit of the holders of debt securities;

•	to provide any additional events of default for the benefit of the holders of all or any series of debt securities and any related coupons (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are being included solely for the benefit of such series);

•

to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of securities of any series or any related coupons in any material respect;

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; and

•	to conform the indenture to the provisions set forth in the description of the securities in the applicable prospectus supplement, prospectus or offering document.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series then outstanding affected thereby (considered together as one class), but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities; or the terms of any sinking fund with respect to any security; or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any of our obligations to pay additional amounts to any holder who is not a United States person in respect of any tax, assessment or governmental charge as contemplated and limited by the indenture, or reduce the amount of the principal of an original issue discount security of such series that would be due and payable upon an acceleration of the maturity thereof pursuant to the terms of the indenture, or upon the redemption thereof, or the amount thereof provable in bankruptcy pursuant to the terms of the indenture, or adversely affect any right of repayment at the option of any holder of any security of such series, or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date) or modify the provisions of the indenture with respect to mandatory redemption or repayment at the option of the holder in a manner adverse to any holder of any debt securities or any coupons appertaining thereto or adversely affect any right to convert or exchange any debt security as provided in the indenture;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture or reduce the requirements for quorum on voting with respect to debt securities of such series that are provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph and the percentage required to waive past default with respect to a series of debt securities, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay debt securities of a series. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described later under “—Subordination of Subordinated Debt Securities.”

Legal defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Form, exchange and transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, unless the prospectus supplement provides otherwise.

Subject to the terms of the indenture and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part.

Information concerning the trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically set forth in the indenture and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

Payment and paying agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities which remain unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing law

Unless otherwise indicated in the applicable prospectus supplement, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of subordinated debt securities

Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. Any subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. The indenture will not limit the amount of subordinated debt securities that we may issue, nor will it limit us from issuing any other secured or unsecured debt.

Book-entry debt securities

We, or the paying agent on our behalf, will make payments on each series of book-entry debt securities to DTC or its nominee as the sole registered owner and holder of the global security. Neither we nor the trustee nor any of our or its agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests or with respect to its performance of its obligations under the rules and regulations governing its operations.

We understand that when DTC receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.

A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount, and terms of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	any terms relating to the modification of the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the offered securities in one or more of the following ways:

•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us, one or more selling security holders, or purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters and one or more selling security holders may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We, or one or more selling security holders, may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We, or one or more selling security holders, may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement or term sheet, we, or one or more selling security holders, may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by us, or one or more selling security holders, and sales of securities may be made by us, or one or more selling security holders, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The audited financial statements of Heartware International, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of CircuLite, Inc. as of December 31, 2012 and 2011 and for the years then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of the Company filed January 29, 2014, have been audited by CohnReznick LLP, independent auditor, as stated in their report, which is incorporated herein by reference, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

We incorporate by reference into this prospectus the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed (except, in each case, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed February 27, 2013);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 (filed May 3, 2013), June 30, 2013 (filed August 8, 2013) and September 30, 2013 (filed November 7, 2013);

•	our Current Reports on Form 8-K filed March 1, 2013, March 18, 2013, March 28, 2013, April 29, 2013, May 22, 2013, June 12, 2013, October 22, 2013 and December 2, 2013, and our Current Report on Form 8-K/A dated January 29, 2014;

•	our definitive proxy statement on Schedule 14A (filed April 16, 2013); and

•	the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A (Registration No. 001-34256), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on February 19, 2009, including any amendments or reports filed for purposes of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also request a copy of these filings (other than certain exhibits) at no cost by writing to us at HeartWare International, Inc., Attention: Investor Relations, 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, or by calling 1-508-739-0950.

Information is also available on our website at www.heartware.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

26,042 shares

Common Stock

Prospectus Supplement

May 15, 2015